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                                                                   EXHIBIT 10.41

                      [UNION BANK OF CALIFORNIA LETTERHEAD]



                                AMENDMENT LETTER



                                                   Commercial Banking Group
                                                   Union Bank of California
                                                   500 S. Main Street, Suite 200
                                                   Orange, CA 92868



November 17, 1998


Mr. William Healey, President
Smartflex Systems, Inc.
14312 Franklin Avenue
Tustin, CA 92680-7028

Re: SECOND AMENDMENT ("Amendment") to the Amended and Restated Loan Agreement dated September 26, 1997 (this Amendment, the First Amendment dated October 1, 1998, and the Amended and Restated Loan Agreement together called the "Agreement")

Dear Mr. Healey:

In reference to the Agreement defined above between UNION BANK OF CALIFORNIA, N.A. ("BANK") and SMARTFLEX SYSTEMS, INC. ("BORROWER"), Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Agreement.

        1.     Amendment to the Agreement:

               (a) Section 5.3, of the Agreement, is hereby amended in its entirety to read as follows:

                      "SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another entity; provided, however, that Borrower may merge or consolidate with another entity, or may acquire, by purchase of stock or by purchase of assets, all or the greater part of the assets or business of another entity, if (a) Borrower is the surviving entity, (b) the principal business of such other entity is the same as that of Borrower, (c) such merger, consolidation or acquisition is not contested, (d) no part of the merger, consolidation or acquisition costs represent Bank borrowings, and (e) the



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Smartflex Systems, Inc.
2nd Amendment to Amended and Restated Loan Agreement
November 17, 1998
Page 2


                      consideration paid or to be paid by Borrower in connection with such merger, consolidation or acquisition, whether in the form of shares of Borrower's stock, cash or otherwise, entered into or made by Borrower at any time on or after the date of this Agreement, does not exceed, TEN MILLION DOLLARS ($10,000,000) per transaction."

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

This Second Amendment shall become effective when Bank shall have received the acknowledgment copy of this Second Amendment executed by Borrower.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.


By:     //s// Robert Thomas
        -------------------------------
        Robert Thomas
Title:  Vice President


By:     //s// Anita Sardiya for
        -------------------------------
        Jim Heim
Title:  Vice President


AGREED AND ACCEPTED TO THIS 17 DAY OF NOVEMBER, 1998.

SMARTFLEX SYSTEMS, INC.


By:     //s// William Healey
        -------------------------------
        William Healey
Title:  President